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                                                                       EXHIBIT N


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" and to the use of our report dated August 14, 1998 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Florida Investment Quality Municipal Fund, Inc. filed with the Securities and Exchange Commission in this Registration
Statement under the Securities Act of 1933 (Registration No. 333-      ) and in
this Amendment No. 8 to the Registration Statement Under the Investment Company Act of 1940 (Registration No. 811-06266).


                                                               ERNST & YOUNG LLP

Chicago, Illinois
July 6, 1999